Exhibit (16)(e)

POWER OF ATTORNEY

The undersigned officer of JOHCM Funds Trust (the “Trust”) and any series thereof (each, a “Fund”) hereby constitutes and appoints each of Troy Sheets and Mary Lomasney and each of them singly, with full powers of substitution and resubstitution, his true and lawful attorney, with full power to him or her to sign for him, and in his name and in the capacity indicated below, the Registration Statement on Form N-14 of JOHCM Funds Trust and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, granting unto said attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Dated as of

/s/ Jonathan Weitz Jonathan Weitz	President (Principal Executive Officer)	January 8, 2021